UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2022

PSYCHEMEDICS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13738	58-1701987
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

289 Great Road, Acton, Massachusetts	01720
(Address of Principal Executive Offices)	(Zip Code)

(978) 206-8220

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock. $0.005 par value	PMD	The NASDAQ Stock Market, LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OF CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c)       On December 30, 2022, the Psychemedics Corporation (the “Company”) appointed William Norris as Controller of the Company, to take effect as of January 1, 2023. In such capacity Mr. Norris, age 34, will serve as the Company’s principal financial and accounting officer, and will be responsible for all internal and external financial reporting activities, as well as the Company’s financial analysis and planning activities. He will report directly to the CEO. Mr. Norris has over 10 years of finance and accounting experience. Most recently, he served as Assistant Controller for the Company since August 2022 and as Accounting Manager for the Company from April 2021 until August 2022. From February 2020 until April 2021, he served as a Senior Accountant at Vicinity Energy, a clean energy company that owns and operates a portfolio of district energy systems. From 2016 to 2019, he served as an external auditor at Warren Averett, a public accounting firm. He received his bachelor’s degree in Accounting from Birmingham-Southern College, his MBA from Boston University, and is a Certified Public Accountant.

(e)       Mr. Norris’s employment will be at will. He will receive a salary of $135,000 per year and it is expected that he will share in the Company’s cash performance bonus arrangements for executive officers and other employees beginning in 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHEMEDICS CORPORATION
Dated: December 30, 2022

By: /s/ Raymond C. Kubacki
Raymond C. Kubacki,
President and Chief Executive Officer